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                                                                 Exhibit 10.3(a)
                           FORSTMANN & COMPANY, INC.

                          COMMON STOCK INCENTIVE PLAN

                        AS AMENDED AS OF MARCH 30, 1994
                        -------------------------------



                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

1.1  Affiliate means any "subsidiary corporation" or "parent corporation" as
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such terms are defined in Section 424 of the Code.

1.2  Agreement means a written agreement (including any amendment or supplement
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thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.3  Board means the Board of Directors of the Company.
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1.4  Code means the Internal Revenue Code of 1986, and any amendments thereto.
     ----

1.5  Committee means a committee of two or more members of the Board appointed
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to administer the Plan, who either are not eligible to participate in the Plan and have not been granted existing securities under the Plan or any other plan of the Company during the one year period prior to becoming a member of the Committee, or who are otherwise deemed to be "disinterested persons" within the meaning of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time and the rules promulgated thereunder.

1.6  Common Stock means the common stock, $.001 par value, of the Company.
     ------------

1.7  Company means Forstmann & Company, Inc.
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1.8  Date of Exercise means, with respect to an Option, the date that the Option
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price is received by the Company.

1.9  Fair Market Value means, on any given date, the closing price of the Common
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Stock on the principal securities exchange on which the Common Stock is traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which the Common Stock is traded if no Common Stock was traded on such immediately preceding day. If the Common Stock is not traded on a securities exchange,
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but is reported by the National Association of Securities Dealers, Inc.
Automated Quotation System and market information is published on a regular basis in The New York Times or The Wall Street Journal, then Fair Market Value
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shall be deemed to be the average of the published high and low sales prices or the published daily bid and asked prices of the Common Stock, as so published, on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such prices were published.
If market information is not so published on a regular basis, then Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. If the Common Stock is not publicly traded, Fair Market Value shall be determined by the Committee or the Board. In no case shall Fair Market Value be less than the par value of a share of Common Stock.

1.10  Option means a stock option that entitles the holder to purchase from the
      ------
Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.11  Participant means an employee of the Company or of an Affiliate, including
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an employee who is a member of the Board, who in each instance satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

1.12  Plan means the Forstmann & Company, Inc. Common Stock Incentive Plan.
      ----

1.13  Ten Percent Shareholder means any individual owning more than ten percent
      -----------------------
(10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate at the time any Option is granted to such individual. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.


                                  ARTICLE II

                                   PURPOSES
                                   --------

     The Plan is intended primarily to assist the Company and its Affiliates in recruiting and retaining employees with ability and initiative by enabling them to participate in the future success of the Company and its Affiliates and to associate the interests of such employees with those of the Company or its Affiliates and their shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options")

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and Options not so qualifying.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.


                                  ARTICLE III

                                ADMINISTRATION
                                --------------

     Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option. The Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of any Agreement; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final and conclusive.
No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Option. All expenses of administering the Plan shall be borne by the Company.


                                  ARTICLE IV

                                  ELIGIBILITY
                                  -----------

4.1  General.  Any employee of the Company or of any Affiliate (including any
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corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in the Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate. Any such employee may be granted one or more Options. A director of the Company who is an employee of the Company or an Affiliate may be granted Options under the Plan. A member of the Committee may not participate in the Plan during the time that his or her participation would prevent the Committee from being "disinterested" for purposes of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time and the rules promulgated thereunder.

4.2  Grants.  The Committee will designate individuals to whom Options are to be
     ------
granted and will specify the number of shares of Common Stock subject to each grant. All Options

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granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan and to such other provisions as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.


                                   ARTICLE V

                           STOCK SUBJECT TO THE PLAN
                           -------------------------

5.1  Source of Shares.  Upon the exercise of any Option, the Company may deliver
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to the Participant authorized but unissued shares of Common Stock.

5.2  Maximum Number of Shares.  The maximum aggregate number of shares of Common
     ------------------------
Stock that may be issued pursuant to the exercise of Options is 700,000, subject to increases and adjustments as provided in this Article V and Article IX.

5.3  Forfeitures, Etc..  If an Option is terminated, in whole or in part, the
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number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under the Plan.


                                  ARTICLE VI

                                 OPTION PRICE
                                 ------------

     The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant. The price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted; provided, however, that the price per share shall not be less than
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110% of the Fair Market Value in the case of an incentive stock option that is granted to a Ten Percent Shareholder.


                                  ARTICLE VII

                              EXERCISE OF OPTIONS
                              -------------------

7.1  Ability to Exercise.  An Option shall be exercisable commencing on the date
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of grant or on any other date thereafter established by the Committee, subject to such limitations as are set

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forth in the Agreement; provided, however, that the Participant must be an
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employee of the Company or an Affiliate on the Date of Exercise of an incentive stock option, except in the event of death, disability, termination of employment without cause or a "change in control" (as defined in any change in control agreement to which the Company and any such Participant are parties), in which case such Participant must exercise such Options within the time periods set forth in the Agreement.

7.2  Maximum Exercise Period.  The maximum period in which an Option may be
     -----------------------
exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted, or after the expiration of five years from the date such Option was granted to a Ten Percent Shareholder. The terms of any Option may provide that it is exercisable for a period less than such maximum period. All Options which are incentive stock options shall terminate on the date the Participant's employment with the Company terminates, except as provided in the Agreement with respect to death, disability, termination of employment without cause or a "change in control" (as described in Section 7.1 above).

7.3  Nontransferability.  Any Option granted under the Plan shall be
     ------------------
nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the entire Option must be transferred to the same person or entity. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

7.4  Employee Status.  For purposes of determining the applicability of Section
     ---------------
422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment.


                                 ARTICLE VIII

                              METHOD OF EXERCISE
                              ------------------

8.1  Exercise.  An Option granted under the Plan shall be deemed to have been
     --------
exercised on the Date of Exercise. Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right

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to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

8.2  Payment.  Unless otherwise provided by the Agreement, payment of the Option
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price shall be made in cash, a cash equivalent, Common Stock or any other consideration acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company; provided, however, that shares of Common Stock may be
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surrendered by a Participant who is subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time in payment of all or part of the Option price only if the surrendered shares have been held by the Participant for at least six months prior to the Date of Exercise. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

8.3  Loans.  The Company, in accordance with the requirements of Regulation G of
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the Federal Reserve Board Regulations ("Regulation G"), may lend the Participant all or part of the Option price as determined in accordance with Article VI hereof, provided that the maximum loan amount shall not exceed the current market value at the time of purchase by the Participant of the shares of Common Stock acquired with the loan proceeds. The principal amount of the loan shall be repayable in not more than five annual installments. The Participant shall pay interest on the unpaid principal balance at such rate as the Committee shall determine, which shall be no less than the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares of Common Stock acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Board, shares of Common Stock may be released from such pledge proportionately as payments of the note (together with interest) are made; provided, however, that
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the Company, in accordance with the requirements of Regulation G, shall not release any shares of Common Stock which would cause the amount outstanding under a loan to exceed the "maximum loan value" of the remaining shares pledged by the Participant, determined at the time of such release. While such shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he or she shall have the right to vote such shares and to receive all dividends thereon.

8.4  Shareholder Rights.  No Participant shall have any rights as a stockholder
     ------------------
with respect to shares subject to his or her Option until the Date of Exercise of such Option.


                                  ARTICLE IX

                    ADJUSTMENT UPON CHANGE IN COMMON STOCK
                    --------------------------------------

     The maximum number and kind of shares as to which Options may be granted under the Plan shall be proportionately adjusted, and the terms of outstanding Options shall be adjusted by

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way of increase or decrease, as the Committee in the exercise of its reasonable judgment shall determine to be equitably required, in the event that (a) the Company (i) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which in the judgment of the Committee necessitates such action.
Any determination made under this Article IX by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reasons thereof shall be made with respect to, outstanding Options.


                                   ARTICLE X

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
             -----------------------------------------------------

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made, under the Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Common Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made, under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.


                                  ARTICLE XI

                              GENERAL PROVISIONS
                              ------------------

11.1  Effect on Employment.  Neither the adoption of the Plan or its operation,
      --------------------
nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the company or an Affiliate to terminate the employment of any employee at any time without assigning a reason therefor.

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11.2  Unfunded Plan.  The Plan, insofar as it provides for grants, shall be
      -------------
unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.3  Rules of Construction.  Headings are given to the articles and sections of
      ---------------------
the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.


                                  ARTICLE XII

                                   AMENDMENT
                                   ---------

     The Board may amend or terminate the Plan from time to time; provided,
                                                                  --------
however, that no amendment may become effective until shareholder approval is
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obtained if (i) the amendment materially increases the benefits accruing to
Participants under the Plan, (ii) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, or
(iii) the amendment materially changes the requirements as to eligibility for participation in the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.


                                 ARTICLE XIII

                             DURATION OF THE PLAN
                             --------------------

     No Option may be granted under the Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XIV. Options granted before that date shall remain valid in accordance with their terms.


                                  ARTICLE XIV

                          EFFECTIVE DATE OF THE PLAN
                          --------------------------

     Options may be granted under the Plan upon its adoption by the Board;

provided, however, that no Option will be effective unless the Plan is approved
- --------  -------
by shareholders holding a majority of the Company's outstanding voting stock, voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.

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- -------------------


     THIS PLAN WAS ADOPTED BY THE BOARD ON SEPTEMBER 18, 1992 AND AMENDED BY THE BOARD ON DECEMBER 11, 1992 AND FEBRUARY 7, 1994.

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